Exhibit 21

MARSHALL & ILSLEY CORPORATION

SUBSIDIARIES

February 29, 2004

Subsidiaries Organized in Wisconsin

Derivion Corporation

M&I Bank of Mayville

M&I Marshall & Ilsley Bank

M&I Brokerage Services, Inc.

M&I Community Development Corporation

M&I Dealer Finance, Inc.

M&I First National Leasing Corp.

M&I Insurance Services, Inc.

M&I Investment Management Corp.

M&I Mortgage Corp.

M&I Support Services Corp.

Metavante Corporation

Metavante 401k services, Inc.

Printing for Systems, Inc.

Richter-Schroeder Company, Inc.

Subsidiaries Incorporated in Arizona

M&I Insurance Company of Arizona, Inc.

Subsidiaries Organized in Delaware

M&I Capital Markets Group L.L.C.

M&I Capital Trust A

M&I Dealer Auto Securitization, LLC

M&I Northwoods I LLC

M&I Northwoods II LLC

M&I Northwoods III LLC

M&I Ventures L.L.C.

MVBI Capital Trust

Subsidiaries Incorporated in Minnesota

Diversified Business Credit, Inc.

Subsidiaries Organized in Missouri

Louisville Realty Company

SWB Holdings, Inc.

SWB Holdings A

SWB Holdings B

SWB Holdings C

SWB Investment II Corporation

Southwest Bank of St. Louis

Subsidiaries Incorporated in Nevada

M&I Custody of Nevada, Inc.

M&I Marshall & Ilsley Holdings, Inc.

M&I Marshall & Ilsley Investment Corporation

M&I Marshall & Ilsley Investment II Corporation

M&I Portfolio Services, Inc.

M&I Servicing Corp.

M&I Zion Holdings, Inc.

M&I Zion Investment Corporation

M&I Zion Investment II Corporation

SWB Investment Corporation

Subsidiaries Incorporated in New Hampshire

Metavante International, Inc.

Subsidiaries Incorporated in Vermont

M&I Mortgage Reinsurance Corporation

Subsidiaries Organized Under the Laws of the United States

M&I Bank FSB

Marshall & Ilsley Trust Company N.A.

Subsidiaries Organized Under the Laws of Canada

Metavante Canada Corporation

Subsidiaries Organized Under the Laws of the United Kingdom

Metavante Europe Limited